AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of July 24, 2012, by and between BillMyParents, Inc., a Colorado corporation (the “Company”) and Michael R. McCoy (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into an employment agreement effective August 8, 2011 (the “Employment Agreement”) pursuant to which the Executive was employed by the Company upon the terms and conditions contained therein; and

WHEREAS, the parties desire to amend certain provisions of the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1.

The first sentence of Paragraph 3.1 of the Employment Agreement is hereby deleted in its entirety, and a new sentence reading in its entirety as follows is hereby inserted in its place:

“As payment for the services to be rendered by the Employee as provided in Section 1 and subject to the provisions of Section 2 of this Agreement, the Company shall pay the Employee a “Base Salary” at the rate of $400,000 per year, the first year payable in advance as a lump sum on the Effective Date of this Agreement”

2.

Paragraph 3.6 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“3.6  Change in Company Control/Change in Title.  Upon a Change in Company Control or a change in Employee’s title to any position below that of Chief Executive Officer (a “Title Change”), all Equity Compensation granted to Employee as contemplated in this Agreement shall immediately vest and, within two days of a Change in Company Control or Title Change, Employee shall be given a lump sum cash payment equal to one and one-half times Employee’s annual Base Salary.  All other terms of this Agreement shall remain in effect.”

3.

Except as herein amended, the Employment Agreement shall remain in full force and effect.

4.

This Amendment may be executed in one or more counterparts, each of which shall be considered an original, and all of which, when taken together, shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BILLMYPARENTS, INC.

By:

_

Name:

Jonathan Shultz

Title:

Chief Financial Officer

MICHAEL R. MCCOY

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